Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-139914) of our report dated April 17, 2007 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), which appears on page F-2 of the Annual Report on Form 10-KSB of Security With Advanced Technology, Inc. (formerly A4S Security, Inc.) for the year ended December 31, 2006.

/s/ GHP HORWATH, P.C.
GHP HORWATH, P.C.

Denver, Colorado
April 17, 2007